                                                                    EXHIBIT 24.1
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                        AMERICAN HONDA RECEIVABLES CORP.

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints each of H. Tanaka and Paul C. Honda as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to Registration
Statement No. 333-132320, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

              NAME                            TITLE                    DATE

/s/ H. Tanaka                         Director and President       July 10, 2006
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H. Tanaka

/s/ Paul C. Honda                     Director and Treasurer       July 10, 2006
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Paul C. Honda

/s/ T. Nishikiori                     Director and Secretary       July 10, 2006
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T. Nishikiori

/s/ Alvin G. Hageman                         Director              July 10, 2006
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Alvin G. Hageman

/s/ Lawrence A. Brose                        Director              July 10, 2006
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Lawrence A. Brose